Contacts:	Joseph C. Tusa, Jr.	David L. Kerr
	Senior Vice President and	Senior Vice President — Corporate Development
	Chief Financial Officer	713.386.1420
	713.386.1428	dkerr@comsys.com
jtusa@comsys.com
COMSYS IT PARTNERS, INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
HOUSTON, TX (February 15, 2007) — COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced results for its fourth quarter and year ended December 31, 2006.
Revenue for the fourth quarter of 2006 was $184.7 million, up 7.8% from $171.3 million for the fourth quarter of 2005. Excluding revenue from acquisitions, revenue growth was up 6.6% over the fourth quarter of last year.
Net income in the fourth quarter of 2006 was $5.2 million, or $0.26 per diluted share, and included a loss of $0.7 million, or $0.04 per diluted share, on early extinguishment of debt related to the refinancing in December. Management’s fourth quarter guidance of $5.4 million to $6.2 million of net income, or $0.28 to $0.32 of earnings per diluted share, excluded the loss on early extinguishment of debt.
The Company reported a net loss of $0.8 million for the fourth quarter last year, or $(0.05) per diluted share. The net loss in the fourth quarter of 2005 included a loss on early extinguishment of debt of $2.2 million, or $0.14 per diluted share, and expenses of $1.0 million, or $0.06 per diluted share, related to an offering of senior notes that the Company withdrew in December 2005.
Revenue for the full-year 2006 was $736.6 million compared with $661.7 million for 2005, an increase of 11.3%. Excluding acquired revenue from both periods, revenue for 2006 was 8.5% higher than 2005. Net income for 2006 was $21.0 million, or $1.10 per diluted share, versus net income for 2005 of $2.1 million, or $0.14 per diluted share.
“Our operations continued to perform well in the fourth quarter,” said Larry L. Enterline, Chief Executive Officer. “Revenue and net income were in line with expectations and our bill rates and gross profit margins continued to show the strength we have seen throughout the year. Billable consultant headcount is stable after the normal consultant fall-offs we experience each year during the fourth quarter holidays, and we have started 2007 from a headcount base that is in line with what we had expected. Of particular note in the fourth quarter, we opened a new office in North Los Angeles (the third of the new offices we had planned for 2006), completed the implementation of our largest VMS program to date and won an attractive new project in our managed solutions group with a large biotech client. Outside of operations, we completed further amendments to our existing credit agreements in December that allowed us to repay the balance of our outstanding second lien term loan. This was another positive transaction that should allow the Company to save approximately $2.2 million of annualized interest expense at current rates, which is in addition to the $3.5 million of savings generated in September when we reduced the second lien facility from $100 million to $30 million.”
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CITP Reports Fourth Quarter Results

February 15, 2007
“I would especially like to thank our operations leaders and their staffs for their efforts during the fourth quarter and all of 2006,” Enterline continued. “Overall, we are pleased with the progress we made in 2006, and believe that COMSYS is well positioned to continue taking advantage of its market opportunities.”
“We were pleased with the financial results in the fourth quarter,” said Joseph C. Tusa, Jr., Senior Vice President and Chief Financial Officer. “Gross margins during the fourth quarter remained strong at 24.6%, level with the third quarter despite the normal seasonal pressures caused by the holidays at the end of the year and up from 24.2% in the fourth quarter last year. SG&A expenses as a percentage of revenues for the fourth quarter remained at approximately 18%.”
“Net income in the fourth quarter included $0.3 million of expenses, or $.01 per diluted share, related to the 2006 effect for the change in accounting for our commissions and certain employer related payroll taxes in connection with adopting Securities and Exchange Commission Staff Accounting Bulletin No. 108 (SAB 108),” Tusa continued. “In accordance with the provisions of SAB 108, we also recorded a one-time cumulative effect adjustment in our opening 2006 balance sheet related to these accounting changes to increase accrued liabilities and accumulated deficit by $2.8 million. The $2.8 million amount reflects the impact to years before 2006.”
As previously disclosed, COMSYS increased its revolving credit facility from $145 million to $160 million in the fourth quarter, and used the additional capacity to prepay the remaining $30 million of its existing second lien term loan facility. COMSYS reduced its overall debt by $43.7 million during the year, exceeding the debt reduction goal set at the beginning of 2006 and ended the year at $98.5 million. Although the Company’s debt balance increased in January 2007 consistent with seasonal trends, COMSYS expects to continue to reduce debt overall during 2007. During 2006, the Company generated adjusted EBITDA of $48.6 million, or 6.6% of revenue, close to its goal of 7% to 8% of revenue.
Selected operating data and reconciliations of non-GAAP financial measures to GAAP results for the fourth quarter and the year ended December 31, 2006 are included below in a section before the financial tables.
First Quarter 2007 Financial Guidance
For the first quarter of 2007, the Company expects to report revenue in a range of $184 million to $188 million and net income in the range of $4.7 million to $5.5 million, or approximately $0.24 to $0.28 per diluted share. First quarter guidance for net income includes approximately $1.5 million of stock-based compensation expense. The Company expects stock-based compensation expense to be approximately $0.9 to $1.0 million per quarter for the reminder of 2007. These estimated net income amounts consider the seasonal impact of payroll-related taxes that the Company experiences in the first quarter of each year and are based on an effective tax rate of 8%.
Conference Call Information
COMSYS will host a conference call today (February 15) at 10:00 a.m. Eastern time to discuss the quarterly financial results. The conference call-in number is (913) 981-5559 and the confirmation number is 7894746. The call will also be web cast live at www.comsys.com and www.earnings.com and replayed for 30 days at www.comsys.com. A seven-day telephonic replay of this conference call will be available by dialing (719) 457-0820. Callers should use the pass code 7894746 to gain access to the replay, which will be available through the end of the day on February 22, 2007.
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CITP Reports Fourth Quarter Results

February 15, 2007
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading information technology services company with 46 offices across the U.S. and offices in Canada and the United Kingdom. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions, including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS primarily serves clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:
•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;
•	the Company’s ability to shift a larger percentage of its business mix into IT solutions and project management and, if successful, its ability to manage those types of business profitably;
•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;
•	weakness or reductions in corporate information technology spending levels;
•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;
•	the impact of competitive pressures on our ability to maintain or improve our operating margins, including any change in the demand for the Company’s services;
•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;
•	increases in employment-related costs such as healthcare and unemployment taxes;
•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;
•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;
•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;
•	economic declines that affect the Company’s business, including its profitability, liquidity or ability to comply with its loan covenants;
•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;
•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;
•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and
•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-K/A, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.
Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate
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CITP Reports Fourth Quarter Results

February 15, 2007
assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and the Company cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.
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CITP Reports Fourth Quarter Results

February 15, 2007
COMSYS IT PARTNERS, INC.
OPERATING DATA, SUPPLEMENTAL CASH FLOW INFORMATION AND NON-GAAP MEASUREMENTS
(IN THOUSANDS, EXCEPT OPERATING DATA)

Operating Data:	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2006	October 1, 2006	January 1, 2006

Ending consultant headcount	4,996	5,181	5,002

Billing days	62	63	61

Revenue per billing day (in thousands)	$2,979	$2,948	$2,809

Average bill rate	$70.41	$69.31	$67.13

Gross margin percentage	24.6%	24.6%	24.2%

DSO	43	46	48

Supplemental Cash Flow Information:	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2006	October 1, 2006	January 1, 2006

Net cash provided by operating activities	$25,898	$12,563	$11,510

Capital expenditures	$301	$422	$1,909

Non-GAAP Financial Measures:	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2006	October 1, 2006	January 1, 2006

Adjusted revenue:
GAAP revenue	$184,710	$185,734	$171,320
Revenue from entity acquired in October 2005	5,841	5,294	3,552 [1]

Adjusted revenue	$178,869	$180,440	$167,768

Adjusted EBITDA:
GAAP net income (loss)	$5,150	$2,856	$(821)
Loss on early extinguishment of debt	723	2,468	2,227
Offering fees and expenses	—	—	1,012
Stock based compensation	691	900	437
Depreciation and amortization	2,180	2,198	2,211
Interest expense, net	3,137	4,851	4,486
Other (income) expense, net	(38)	22	(47)
Income tax expense	151	274	783

Adjusted EBITDA	$11,994	$13,569	$10,288

Adjusted EBITDA as a % of GAAP revenue	6.5%	7.3%	6.0%

[1]	Includes only two months of revenue, as entity was acquired on October 31, 2005.
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe revenue and net income net of certain items and adjusted EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. However, these measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.

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CITP Reports Fourth Quarter Results

February 15, 2007
COMSYS IT PARTNERS, INC.
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2006 AND JANUARY 1, 2006
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Year Ended
	December 31, 2006	January 1, 2006	December 31, 2006	January 1, 2006
Revenues from services	$184,710	$171,320	$736,645	$661,657
Cost of services	139,351	129,934	557,598	505,233

Gross profit	45,359	41,386	179,047	156,424

Operating costs and expenses:
Selling, general and administrative expenses	34,056	32,547	135,651	120,357
Restructuring and integration costs	—	—	—	4,780
Depreciation and amortization	2,180	2,211	8,717	9,067

	36,236	34,758	144,368	134,204

Income from operations	9,123	6,628	34,679	22,220
Interest expense, net	3,137	4,486	15,518	17,262
Loss on early extinguishment of debt	723	2,227	3,191	2,227
Other income, net	(38)	(47)	(310)	(201)

Income (loss) before income taxes	5,301	(38)	16,280	2,932
Income tax expense (benefit)	151	783	(4,767)	783

Net income (loss)	$5,150	$(821)	$21,047	$2,149

Net income (loss) per share:
Basic	$0.27	$(0.05)	$1.10	$0.14
Diluted	$0.26	$(0.05)	$1.10	$0.14

Weighted average shares outstanding:
Basic	18,628	15,713	18,449	15,492
Diluted	19,531	15,713	19,137	15,809

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CITP Reports Fourth Quarter Results

February 15, 2007
COMSYS IT PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31,	January 1,
	2006	2006
Assets
Current assets:
Cash	$1,605	$3,099
Accounts receivable, net of allowance of $3,474 and $4,427, respectively	189,610	170,321
Prepaid expenses and other	3,741	3,729

Total current assets	194,956	177,149

Fixed assets, net	11,116	14,976
Goodwill	153,082	154,322
Intangible assets, net	9,142	11,262
Deferred financing costs, net	2,926	4,655
Restricted cash	2,794	2,939
Other assets	1,018	1,618

Total assets	$375,034	$366,921

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$131,535	$108,432
Payroll and related taxes	32,204	22,600
Current maturities of long-term debt	5,000	5,000
Interest payable	654	933
Other	13,506	15,667

Total current liabilities	182,899	152,632

Long-term debt	93,542	137,273
Other noncurrent liabilities	3,823	5,920

Total liabilities	280,264	295,825

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01; 95,000 shares authorized; 19,279 and 18,738 shares outstanding at December 31, 2006 and January 1, 2006	191	187
Common stock warrants	1,734	2,815
Deferred stock compensation		(1,749)
Accumulated other comprehensive loss	(12)	(65)
Additional paid-in capital	206,740	201,993
Accumulated deficit	(113,883)	(132,085)

Total stockholders’ equity	94,770	71,096

Total liabilities and stockholders’ equity	$375,034	$366,921

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